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                                                                    Exhibit 99.1


Investor Relations Contact:
Michelle Weaver
650-874-7780


                     Gap Inc. Announces Intermediate Term
                        Private Placement Note Offering

SAN FRANCISCO -- November 7, 2001 -- Gap Inc. (NYSE: GPS) announced today that it intends to offer senior unsecured interest bearing intermediate term notes in an amount and with specific terms to be determined. The company expects to complete the note offering later this month, subject to market conditions. The net proceeds from the note offering are expected to be used for general corporate purposes including possible repayment of short-term indebtedness.

The notes will be privately offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933 and outside the United States to non-U.S. persons under Regulation S under the Securities Act. The notes have not been, and will not be, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.


Forward-Looking Statements
The matters set forth in this press release, including statements concerning the company's plans for an offering of senior notes, are forward-looking statements, which reflect Gap Inc.'s current view of future events. Whenever used, the words "expect", "plan", "intend", "will" and similar expressions identify forward-looking statements. Any forward-looking statements are subject to risk and uncertainty, including market conditions for the senior notes. For more detail on other risks, please refer to the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission.